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[ LOGO ]Macrovision                                      Macrovision Corporation
                                                           2830 De La Cruz Blvd.
                                                           Santa Clara, CA 95050

                                                             (408) 743-8600 Main
                                                              (408) 743-8610 Fax

FOR IMMEDIATE RELEASE
---------------------
                         MACROVISION CORPORATION REPORTS
                    SECOND QUARTER NET REVENUES AND EARNINGS


Santa Clara, California (July 29, 2002) -- Macrovision Corporation (Nasdaq:
MVSN) announced today that second quarter 2002 net revenues were $24.9 million, compared with $25.8 million in the second quarter of 2001, a decrease of 3%. Pro forma earnings (before amortization of intangibles from acquisitions, non-cash deferred compensation expense and impairment losses on investments) were $9.0 million, compared with $10.4 million recorded in last year's second quarter, a decrease of 14%. Pro forma diluted earnings per share for the quarter were $0.18, or 10% below the prior quarter a year ago.

Net income (including amortization of intangibles from acquisitions, non-cash deferred compensation expense and impairment losses on investments) for the second quarter of 2002 was $6.6 million, compared with $5.1 million in the second quarter of 2001, an increase of 30%. Diluted earnings per share for the quarter were $0.13, or 30% higher than the $0.10 reported in the prior quarter a year ago.

Cash and cash equivalents, short-term investments and long-term marketable securities were $240.9 million as of June 30, 2002. Operating cash flow was $23.2 million for the quarter.

During the quarter the Company purchased 240,000 shares of stock at an average price of approximately $14. There was no material impact on second quarter results. The Company plans to continue with its stock buy-back program in the coming quarter.

"Given very difficult economic conditions, we are pleased with our second quarter results," said Ian Halifax, CFO at Macrovision. "Our revenues benefited from continued strength in our DVD business, and sequential growth in our Globetrotter Software Division. Our balance sheet improved due to decreases in receivables and increased deferred revenue. However, in spite of our solid first half performance with strong operating margins and cash flows, we are concerned about continued uncertainties in the economy, and we prefer to remain cautious in our outlook. For the full year 2002, we estimate relatively flat revenues of $95M-$98M, with pro forma EPS of $0.70-$0.73; for the third quarter of 2002, we estimate revenues of $22M-$23M, with pro forma EPS of $0.13-$0.14."

Bill Krepick, president and CEO at Macrovision added, "The second quarter was important to us for a number of reasons, notably the announcement of a video copy protection agreement with Warner Home Video, the signing of our largest SAFECAST(R) contract with a consumer software customer, and the progress we made with our SAFEAUDIO(TM) and SafeAUTHENTICATE(TM) products with major music labels. Although we are giving conservative guidance for 2002, we are forging

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ahead and investing in several areas of our business where we see growth opportunities in 2003 and 2004."

Immediately following the Q2 earnings release, Macrovision will hold an investor conference call on July 29, from 2:00 PM to 3:00 PM PDT (5:00PM to 6:00PM EDT). Investors and analysts interested in participating in the conference are welcome to call 303-262-2193 and enter pass code 485422#.

The Q2 earnings conference call can also be accessed via live webcast at WWW.MACROVISION.COM or WWW.COMPANYBOARDROOM.COM or WWW.STREETEVENTS.COM (for subscribers) on July 29 at 2:00 PM PDT (5:00 PM EDT). Approximately 2 hours after the live webcast ends, the on-demand webcast of Macrovision's Q2 earnings conference call can be accessed until August 6, 2002.

Investors and analysts interested in listening to a recording of the conference are welcome to call 800-405-2236 (or international 303-590-3000) and enter pass code 485422#. Access to the postview conference is available from 4:00 PM PDT on 7/29/02 to 4:00 PM PDT on 7/30/02. The conference call script will also be posted on the Company's web site for 30 days.

ABOUT MACROVISION
Macrovision develops and markets copy protection, rights management and electronic license management technologies for the home video, consumer interactive software, enterprise software and music markets. Macrovision has its corporate headquarters in Santa Clara, California, with European headquarters in London and Asia-Pacific headquarters in Tokyo.

o The VIDEO TECHNOLOGY DIVISION provides technologies that are used by motion picture studios, cable and satellite TV operators, consumer electronics companies, and personal computer manufacturers to prevent the unauthorized duplication, reception or use of copyrighted video materials. Over 900 million DVDs, over 3 billion videocassettes, and over 85 million digital set top boxes have utilized Macrovision's video copy protection technologies.

o The CONSUMER SOFTWARE DIVISION provides an integrated suite of tools that enable developers and publishers to protect, distribute, and promote their products securely and effectively, with built-in support for a wide range of robust business models.

o The GLOBETROTTER SOFTWARE DIVISION's electronic license management (ELM) solutions for business software applications, led by FLEXLM(R), and GTLICENSING(TM) electronic license distribution (ELD) solutions, have been licensed to over 2,500 ISVs (independent software vendors) throughout the world. The Software Asset Management tools (SAMSOLUTION(TM)) provided for Corporate users are also widely implemented by over 500 large enterprise end-users worldwide, and provide a range of reporting facilities to both ISVs and the larger organizations to track actual software application usage. For more information on Globetrotter Software products, go to WWW.GLOBETROTTER.COM.

Macrovision, Globetrotter, FLEXLM, GTLICENSING, SAMSOLUTIONS, SAFEAUDIO, SafeAUTHENTICATE, SAFEDISC, and SAFECAST are registered trademarks or trademarks of Macrovision Corporation.

NOTE TO EDITORS: ADDITIONAL BACKGROUND INFORMATION ON MACROVISION CORPORATION CAN BE OBTAINED FROM OUR WEB SITE AT WWW.MACROVISION.COM.

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All statements contained herein, including the quotations attributed to Mr.
Halifax and Mr. Krepick, as well as oral statements that may be made by the Company or by officers, directors or employees of the Company acting on the Company's behalf, that are not statements of historical fact, including statements that use the words "will," "believes," "anticipates," "estimates," "expects," "intends" or "looking to the future" or similar words that describe the Company's or its management's future plans, objectives, or goals, are "forward-looking statements" and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the business strategies and product plans of the Company and the features and benefits of the products of the Company.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Among the important factors that could cause results to differ materially are the following: the failure of markets for home video to develop or expand, and the failure of the Company's products to achieve or sustain market acceptance or to meet, or continue to meet, the changing demands of content or software providers. Other factors include those outlined in the Company's Annual Report on Form 10-K for 2001, its Quarterly Reports on Form 10-Q, and such other documents as are filed with the Securities and Exchange Commission from time to time. These factors may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. The Company operates in a continually changing business environment and new factors emerge from time to time. The Company cannot predict such factors, nor can it assess the impact, if any, of such factors on the Company or its results. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

                                      # # #


INVESTOR CONTACT:

Ian Halifax
Macrovision Corporation
408-743-8600
ir-info@macrovision.com






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

                                      MACROVISION CORPORATION AND SUBSIDIARIES
                                     CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                    (UNAUDITED)

                                                                  THREE MONTHS                         SIX MONTHS
                                                                 ENDED JUNE 30,                      ENDED JUNE30,
                                                        ---------------------------------    -------------------------------
                                                             2002              2001              2002             2001
                                                        ---------------    --------------    -------------    --------------
Net Revenues                                               $ 24,940           $ 25,764          $ 48,606         $ 48,738
Costs and expenses:
    Costs of revenues                                         1,888              1,436             3,551            3,428
    Research and development                                  2,832              2,528             5,369            4,850
    Selling and marketing                                     4,582              4,796             9,342            8,836
    General and administrative                                3,618              3,719             6,666            6,887
    Amortization of intangibles from acquisitions               689              2,682             1,378            5,365
    Deferred compensation expense relating to                 2,041              2,210             4,124            5,241
     Globetrotter
    Impairment losses on investments                              -              2,200             5,477            3,360
                                                        ---------------    --------------    -------------    --------------
       Total costs and expenses                              15,650             19,571            35,907           37,967
                                                        ---------------    --------------    -------------    --------------
Income before interest and taxes                              9,290              6,193            12,699           10,771
Interest and other income, net                                2,067              2,844             4,168            5,540
                                                        ---------------    --------------    -------------    --------------

Income before income taxes                                   11,357              9,037            16,867           16,311
Income taxes                                                  4,770              3,981             7,306            7,629
                                                        ---------------    --------------    -------------    --------------
Net income                                                 $  6,587           $  5,056          $  9,561         $  8,682
                                                        ===============    ==============    =============    ==============
Diluted earnings per share                                 $   0.13           $   0.10          $   0.19         $   0.17
                                                        ===============    ==============    =============    ==============
Shares used in computing diluted earnings per share (1)      51,340             51,721            51,500           51,708
                                                        ===============    ==============    =============    ==============

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                                     MACROVISION CORPORATION AND SUBSIDIARIES
                    PROFORMA RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF INCOME (2)
                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                    (UNAUDITED)

                                                                  THREE MONTHS                         SIX MONTHS
                                                                 ENDED JUNE 30,                      ENDED JUNE 30,
                                                        ---------------------------------    -------------------------------
                                                             2002              2001              2002             2001
                                                        ---------------    --------------    -------------    --------------

Net income                                                 $  6,587            $ 5,056          $  9,561         $  8,682
Add:
    Amortization of intangibles from acquisitions
(net of  taxes)                                                 440              1,733               898            3,466
    Deferred compensation expense relating to                 2,041              2,210             4,124            5,241
Globetrotter
    Impairment losses on investments (net of taxes)             (77)             1,421             3,571            2,170
                                                        ---------------    --------------    -------------    --------------
Proforma net income                                        $  8,991           $ 10,420          $ 18,154         $ 19,559
                                                        ===============    ==============    =============    ==============

Diluted earnings per share reconciliation:
    Net income                                             $   0.13           $   0.10          $   0.19         $   0.17
    Add:
         Amortization of intangibles from                      0.01               0.03              0.01             0.07
          acquisitions (net of taxes)
         Deferred compensation expense relating to             0.04               0.04              0.08             0.10
          Globetrotter
         Impairment losses on investments (net of              0.00               0.03              0.07             0.04
         taxes)
                                                        ---------------    --------------    -------------    --------------
    Proforma diluted earnings per share                    $   0.18           $   0.20          $   0.35         $   0.38
                                                        ===============    ==============    =============    ==============
Shares used in computing diluted earnings per share          51,340             51,721            51,500           51,708
                                                        ===============    ==============    =============    ==============

NOTES:
(1)With the adoption of SFAS 142 on January 1, 2002, goodwill and certain intangibles are no longer amortized. For comparative purposes, prior amortization for the quarter ended June 30, 2001 on an "as adjusted" basis would have been $689, resulting in comparative diluted earnings per share on an "as adjusted" basis of $0.15. For the six months ended June 30, 2001, prior amortization on an "as adjusted" basis would have been $1,372, resulting in comparative diluted earnings per share on an "as adjusted" basis of $0.22.
(2) Proforma results for the quarter and six months ended June 30, 2002 and 2001 are presented for information purposes only. These results present the operating results of Macrovision Corporation, excluding costs associated with amortization of intangibles from acquisitions, deferred compensation expense relating to Globetrotter and impairment losses on investments. These costs were $2,404 and $8,593 for the three and six month period ended June 30, 2002, respectively, net of taxes when applicable using the Company's effective rate of 34.8%. The format presented above is not in accordance with Generally Accepted Accounting Principles.

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                                     MACROVISION CORPORATION AND SUBSIDIARIES
                                       CONDENSED CONSOLIDATED BALANCE SHEETS
                                                  (IN THOUSANDS)
                                                    (UNAUDITED)

                                                                     JUNE 30,                DECEMBER 31,
                                                                       2002                      2001
                                                               ----------------------    ---------------------
ASSETS
    Cash and cash equivalents                                       $      88,353             $    26,112
    Short-term investments                                                 89,632                  83,456
    Accounts receivable, net                                               25,144                  28,033
    Inventories                                                               367                     342
    Prepaid expenses and other assets                                      15,957                  24,086
                                                               ----------------------    ---------------------

       Total Current Assets                                               219,453                  162,029

    Property and equipment, net                                             6,289                    4,337
    Patents and other intangibles, net                                      4,687                    4,594
    Long-term marketable investment securities                             62,927                  121,480
    Intangibles associated with acquisition, net                           24,308                   24,951
    Other assets                                                           22,491                   18,195
                                                               ----------------------    ---------------------

       TOTAL ASSETS                                                 $     340,155             $    335,586
                                                               ======================    =====================

LIABILITIES
    Accounts payable                                                $       2,709             $      2,955
    Accrued expenses                                                        5,196                    4,843
    Deferred revenue                                                        9,709                    9,555
                                                               ----------------------    ---------------------

       Total Current Liabilities                                           17,614                   17,353

    Notes payable                                                              31                       33
    Deferred tax liabilities                                                  118                        -
                                                               ----------------------    ---------------------

       TOTAL LIABILITIES                                                   17,763                   17,386

STOCKHOLDERS' EQUITY                                                      322,392                  318,200
                                                               ----------------------    ---------------------

TOTAL LIABILITIES &
STOCKHOLDERS' EQUITY                                                $     340,155             $    335,586
                                                               ======================    =====================
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